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                                                                     Exhibit 99

                              COGNOS INCORPORATED

                             FINANCIAL INFORMATION
                       IN ACCORDANCE WITH CANADIAN GAAP
                  FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2002

The consolidated financial information as set out in the Corporation's 2002 Annual Report is in United States (U.S.) dollars and in accordance with U.S. generally accepted accounting principles (GAAP). In keeping with the requirements of Canadian legislation, the Corporation is also providing its shareholders with consolidated financial information in accordance with Canadian GAAP (in United States dollars).

The generally accepted accounting principles in Canada differ in some respects from those applicable in the U.S. The most significant differences in fiscal 2002 are discussed in exhibit 99.1 Management Discussion of Results of Operations and Financial Condition- Canadian Supplement.

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                              COGNOS INCORPORATED

                      CANADIAN GAAP FINANCIAL INFORMATION

Table of Contents

The information appearing in this document consists of the following information for the fiscal year ended February 28, 2002:

                                                                          PAGE
                                                                         -------
Management's Discussion and Analysis of Financial Condition
 and Results of Operations -- Canadian Supplement....................... 123-124
Report of Management....................................................   125
Auditors' Report........................................................   126
Consolidated Financial Statements and Notes............................. 127-149
Five-Year Summary.......................................................   150

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